UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 31, 2009

Magnolia Solar Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Cummings Park Suite 316 Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 497-2900

Mobilis Relocation Services Inc. 527 15th Avenue, Suite 410, Calgary, Alberta, TR 1R5, Canada
(Former name or former address, if changed since last report)
Copies to: Andrea Cataneo, Esq. Sean F. Reid, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MAGNOLIA SOLAR CORPORATION

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 31, 2009, Mobilis Relocation Services Inc. (the “Company”) filed a Certificate of Change to its Articles of Incorporation in order to affect a forward split of the number of authorized shares of common stock which we are authorized to issue, and of our issued and outstanding shares in a ratio of 1.3157895:1.  On December 31, 2009, the Company’s wholly-owned subsidiary, Magnolia Solar Corporation, a Nevada corporation, was merged into and with the Company.  In connection with the merger, the Company’s name was changed from “Mobilis Relocation Services Inc.” to “Magnolia Solar Corporation.”  Unless otherwise noted herein, all share and per share amounts contained herein are on a pre-forward split basis.

The Merger

On December 31, 2009, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Magnolia Solar, Inc., a privately held Delaware corporation (“Magnolia Solar”), and Magnolia Solar Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Magnolia Solar, and Magnolia Solar, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Magnolia Solar’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 0.76 shares of our common stock. To the extent that there are fractional shares, such fractional shares will be rounded to the nearest whole share.  Accordingly, an aggregate of 16,210,800 shares of our common stock were issued to the holders of Magnolia Solar’s common stock.

•
Following the closing of the Merger, the Company issued 26.6 units in a private placement (the “Private Placement”), consisting of an aggregate of $2,660,000 of Original Issue Discount Senior Secured Convertible Notes and five-year callable warrants to purchase an aggregate of 2,021,600 shares of common stock exercisable at $1.65 per share, for $50,000 per unit for aggregate proceeds to the Company of $990,000.  The notes were issued at an original issue discount of 50%. Midtown Partners & Co., LLC (the “Placement Agent”) served as the Company’s placement agent for certain of the investors in the Private Placement and each received seven-year warrants to purchase a number of shares of common stock equal to 10% of the purchase price of the Units purchased through such Placement Agent, exercisable at $1.05 per share. The notes are secured by a first-priority security interest in the assets of the Company.  Holders of the notes and warrants issued in the Private Placement also have the right to seek “piggyback” registration of the shares underlying the notes and warrants.

•	Upon the closing of the Merger, Zacharey Zenith resigned as our sole officer and simultaneously with the Merger a new director and new officers were appointed.

•
Immediately following the closing of the Merger and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we also transferred all of our pre-Merger assets and liabilities to our wholly-owned subsidiary, Mobilis Relocation Services Holdings, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our stockholders in exchange for the cancellation of 1,500,000 shares of our common stock (the “Split-Off”), with 1,900,000 shares of common stock held by persons who were stockholders of ours prior to the Merger remaining outstanding.  These 1,900,000 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.

The foregoing description of certain changes to our Articles of Incorporation, the Merger and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 hereto, (ii) the Merger Agreement, which is filed as Exhibit 2.1 hereto, and (v) the Stock Purchase Agreement, which is filed as Exhibit 10.7 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Subscription Agreement, which is filed as Exhibit 10.1 hereto, (ii) Form of Warrant, which is filed as Exhibit 10.2 hereto, (iii) Form of Placement Agent Warrant, which is filed as Exhibit 10.5 hereto, and (iv) Form of Original Issue Discount Senior Secured Convertible Note, which is filed as Exhibit 10.3 hereto, and (v) Form of Security Agreement, which is filed as Exhibit 10.9 hereto, and (vi) Form of Subsidiary Guarantee, which is filed as Exhibit 10.10 hereto, each of which is incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement and (iii) the cancellation of 1,500,000 shares in the Split-Off, there were 18,110,800 shares of common stock issued and outstanding.  Approximately 90% of such issued and outstanding shares were held by the former stockholders of Magnolia Solar.  The foregoing percentages excludes shares underlying the notes andwarrants to purchase the common stock issued to investors and the Placement Agents in connection with the Private Placement.

The shares of our common stock issued to former holders of Magnolia Solar’s stock in connection with the Merger, and notes and warrants issued in the Private Placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Changes to the Business.  We intend to carry on the business of Magnolia Solar as our sole line of business. Upon closing of the Merger, we relocated our executive offices to 54 Cummings Park, Suite 316, Woburn, MA 01801 and our telephone number is (781) 376-1505.

Under Delaware law, Magnolia Solar’s stockholders who did not vote in favor of the Merger may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of an event such as the Merger. As of December 31, 2009, no holder of Magnolia Solar’s common stock had notified the company of their intention to seek to exercise the right to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger,  Ashok Sood was appointed as a director of the Company. In addition, upon the closing of the Merger, each of the officers of the Company resigned and certain officers of Magnolia Solar prior to the Merger were appointed as the officers of the Company.

Our board of directors consists of between one and three persons, fixed from time to time by the board or our stockholders.  A vacancy on our board of directors may be filled by the vote of a majoprity of the directors holding office.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Magnolia Solar is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Magnolia Solar and will be recorded at the historical cost basis of Magnolia, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Magnolia Solar, historical operations of Magnolia Solar and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer.  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.  The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

The Company was incorporated as a Nevada corporation on November 19, 2007 with a mission of becoming a leading resource for an individual or family’s relocation / moving needs. On December 31, 2009, immediately following the closing of the Merger, we amended our articles of incorporation in order to to affect a 1.3157895:1 forward split of our authorized and issued and outstanding shares of common stock.  On December 31, 2009, the Company’s wholly-owned subsidiary, Magnolia Solar Corporation, a Nevada corporation, was merged into and with the Company.  In connection with the merger, the Company’s name was changed from “Mobilis Relocation Services Inc.” to “Magnolia Solar Corporation.”  Immediately following the Merger and the Private Placement, our pre-Merger assets and liabilities were disposed of pursuant to the Split-Off.

Magnolia Solar, Inc. is a development-stage company that was formed in Delaware in January 2008.  Since its inception, Magnolia has focused on the development of thin film, high efficiency solar cells.  Magnolia’s technology is being developed to be utilized in power generation for electrical grids as well as local applications including lighting, heating, traffic control, irrigation, water distillation, and other residential, agricultural and commercial applications. Magnolia intends to become a highly competitive, low cost provider of terrestrial photovoltaic cells for both civilian and military applications.  These cells will be based on low cost substrates such as glass and polymers. Magnolia’s primary goal is to introduce a product which offers significant cost savings per watt over traditional silicon based solar cells.   To date, Magnolis Solar has not generated material revenues or earnings as a result of its activities.  As a result of the Merger, Magnolia Solar became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Magnolia Solar as its sole line of business.

Description of Our Business

Magnolia Solar’s mission is to commercialize its nanotechnology-based, high efficiency, thin film technology that can be deposited on glass and other flexible structures. This technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency thereby reducing the cost per watt.

Magnolia Solar is in the process of filing patents to protect its intellectual property and adding key technical personnel to validate and commercialize these solar cell technologies. Magnolia Solar's goal is to increase its solar cells’ efficiency from the present thin film solar cell efficiency of 8%-10% to greater than 15% in a commercial environment at less than $1 per watt.

Magnolia Solar has been very successful in attracting government funding to develop advanced solar cell technology. We have been selected for several awards and expect to be under contract by mid-to-late August 2009. Once under contract, Magnolia Solar will provide further information on the awards through company press releases.

Magnolia Solar has several pending proposals with the U.S. Department of Energy and we continue to work with various federal agencies to fund advances in solar cell technology development and to continue to improve solar cell performance and stay ahead of the competition using federal and state funds.

In addition, Magnolia Solar will benefit from the critical technologies being developed by Magnolia Optical Technologies, Inc. ("Magnolia Optical"). Magnolia Optical has been at the forefront of pioneering the development of thin film, optical, and advanced solar cell technologies for high efficiency solar cells using nano-materials and technologies. Magnolia Optical, a Delaware Corporation, has been in business since May 2000 and is a Government-approved contractor for advanced technology developments.

Magnolia Optical has, to date, received over $6 million funding support from Defense Advanced Research Projects Agency (DARPA) and other Department of Defense (DOD) agencies, NASA and NSF to fund the development of the advanced nanostructure-based technologies for optical and solar cell applications.

Magnolia Optical has an agreement with Magnolia Solar for a no-cost license for solar cell applications. In return, Magnolia Optical shareholders received an equity stake in Magnolia Solar.

This arrangement will allow Magnolia Solar to develop and commercialize the high efficiency solar cells for terrestrial and defense applications. At the same time, Magnolia Solar will continue to benefit from the technology pipeline from Magnolia Optical of future product improvements.

Magnolia Technology

Magnolia Solar has developed thin film-based technology that also uses nanotechnology-based components to substantially enhance solar cell efficiency. Magnolia Solar plans to use low-cost substrates for solar cell fabrication that are substantially cheaper than conventional silicon substrates.  Magnolia Solar plans to use glass and polymer-based flexible substrates that are low cost and are available in large sizes, thereby bringing down the cost of thin film solar cells compared to those with silicon substrates. This technology will utilize higher absorption of the solar spectrum to produce high-efficiency solar cells. Magnolia Solar's goal is to increase solar cell efficiency while using the lower cost processes to keep the future production costs low with a goal of one dollar per watt. Magnolia Solar is in the process of filing patents to protect its intellectual property and add key technical personnel to validate and commercialize these solar cell technologies.

Industry Overview and Market Opportunity

Solar electric power or photovoltaic (PV) technology is the conversion of sunlight directly into electricity. The solar cells available today use semiconducting materials (similar to those used in computer chips and flat panel displays) such as silicon.  These cells are the basic building blocks of complete systems.  To provide useful amounts of power, the cells are wired together in varying numbers to create solar modules (also called panels).

A typical rooftop residential system may have one or two dozen modules.  PV converts sunlight into electricity, with no moving parts, consuming no fuel, and creating no pollution.  It is a distributed energy resource that can improve grid reliability, lower distribution and transmission costs, and be sited at the point of use with minimal or no environmental impact.  Currently, over 2,000 MW of modules are being manufactured annually worldwide.  More than 90% of these are made from silicon.  Magnolia Solar intends to be the premier commercial manufacturer of thin film PV modules.

Solar Cell Technology Overview

The solar market consists of two major technology segments—crystalline silicon solar cells and thin film solar cells. This section provides a brief overview of the crystalline silicon solar cells and thin film solar cells on the market today.

Cyrstalline Silicon Solar Cells

The solar photovoltaic market is dominated by the crystalline silicon (c-Si) technology that was developed in the '60s for the space race and then converted for commercial use during the energy crunch of the '70s. Today, over 85 percent of solar cells and solar panels are made with silicon wafers. There are several different types of silicon that are being used in solar cell and panel production. These include single crystal silicon, poly-crystalline cells and ribbon silicon solar cells. Representative companies employing varying types of crystal silicon material can be broken down as follows:

–	Single Crystal Silicon (Sun power, Suntech Power etc.)
–	Poly-crystalline Cells (Canadian Solar etc.)
–	Ribbon Silicon cells ( Schott Solar, Evergreen Solar)

One of the serious limitations faced by manufacturers of crystalline silicon based solar cells is the shortage of raw silicon material. These companies are competing against microprocessor and electronic circuit device manufacturer for silicon wafers. Even though there are efforts underway to expand the silicon output, it does appear that it will be many years before enough capacity is in place for supply to match demand in the marketplace. The silicon solar cells quality depends on the efficiency which ranges from 14 to 18 percent, with higher performance obtained by using higher quality crystalline silicon. Energetic radiation from the sun, reaching the Earth’s surface, includes ultra-violet, infrared and visible light. Silicon technology chiefly allows absorption of the visible part of the spectrum.  Magnolia Solar's thin film solar cell design is being designed to enhance absorption in the UV spectrum and will be able to provide electricity more efficiently in hazy weather and very hot days using IR energy.

Thin Film Solar Cells

Thin film solar cells are gaining popularity owing to their ability to tailor the spectrum performance to take advantage of a broader range of the sun’s spectrum than silicon can utilize. There are several different thin film technologies that are under development for both the military satellite market and the terrestrial market. The varieties of thin film solar technologies undergoing commercialization include:

–	Multi-junction GaAs cells for space ( Boeing, Emcore)
–	CIGS Cells ( Ascent Solar, Daystar, Nanosolar)
–	CdTe /CdS Cells ( First Solar)
–	Amorphous-silicon thin film solar cells (Energy Conversion Devices)

There are second-generation, thin-film technologies that are under development that can provide higher solar cell efficiency. Thin-film solar cell technologies have steadily gained market share from the incumbent crystalline silicon producers owing to low manufacturing cost. Forbes reports that “Shipments of thin-film photovoltaic modules more than doubled between 2004 and 2005, by EIA estimates. Meanwhile, RBC projects thin film solar panels will continue to increase their market share from 6.5% today to 19% by 2011.

Magnolia Solar Cell Approach

We have pioneered the development of thin film, highly efficient, solar cells that will be utilized to produce low cost, renewable energy. Our proprietary technology incorporates nano-materials and technologies that were developed under sponsorship by DARPA, NASA and the Department of Defense. We utilize a nanostructure-based approach in the development of high-efficiency thin film solar cells.  Our technology is designed to permit absorption across a broader spectrum of light.

We start with a “substrate” of Transparent Conducting Oxides (“TCO’) -coated glass. An anti-reflection coating technology being developed will be incorporated on the top surface of the glass to minimize reflection losses at the air interface. The TCO layer requires both high optical transmission and low sheet resistance and acts as a top contact for the solar cell.

 Light trapping can dramatically improve solar cell performance by increasing the optical path length of photons within the thin film absorber layers. An ideal middle coating would be transparent, highly conductive, and minimize reflection losses due to differences in the index of refraction between the TCO-coated glass and silicon thin film. Moreover, it would increase the optical path length by diffusing light entering the thin film and reflecting light trying to escape the absorber layers. Textured TCO films can act as a light diffuser. Prof. Schubert’s work is being leveraged to create a film that acts as an anti-reflective (AR) coating in one direction and as a reflector in the opposite direction.

To further enhance the performance of the thin film solar cell, bottom contact should also reflect unabsorbed light back into the silicon-Germanium (SiGe) thin film. This will diffuse the light as well, maximizing the optical path length in the absorber layers. Silicon thin film layers could contain both amorphous and microcrystalline layers. The p-type layer is almost always placed next to the TCO layer because of ultra-low hole mobility in amorphous silicon. In addition to changes in crystalline content, band gap engineering can be accomplished by adding Germanium or carbon to the silicon. SiGe alloys have a lower energy-gap and are anticipated to increase absorption.

We believe that SiGe based thin film solar cells will be superior to both amorphous silicon and thin crystalline silicon solar cells.  Our approach of using SiGe thin films will extend the absorption range of the solar cells to include infrared bands and potentially up to 1.6 micrometers in the infrared compared with Silicon that only absorbs up to 0.9 micrometers. We expect that with SiGe thin film solar cells, we will be able to achieve efficiencies to 14-15 percent, comparable to crystalline silicon solar cells that use bulk silicon. Our use of TCO glass as substrate will allow for low cost ways of achieving high efficiency thin film solar cells.

Customers

As we commence the production of our solar cells, we expect to target federal civilian and military agencies and institutional commercial customers including large corporations, non-governmental organizations, universities and solar powered electric generating stations. We anticipate that the federal government will be a key customer as a result of government mandates that require federal agencies to improve their energy efficiency.

Federal Mandates

Federal agencies must meet energy management and renewable energy guidelines set forth in the Energy Policy Act of 2005 ("EPACT"), Executive Order 13423 "Strengthening Federal Environmental, Energy and Transportation Management" ("EO 13423") and related regulations. In particular, EPACT directs that the following percentages of an agency's energy consumption come from renewable energy sources:

•	3% or more in fiscal years 2007 through 2009
•	5% or more in fiscal years 2010 through 2012, and
•	7.5% or more by 2013.

EO 13423, on the other hand, orders federal agencies to improve energy efficiency and reduce greenhouse gas emissions by 3% annually through fiscal year 2015 or by 30% by fiscal year 2015, relative to their energy use and emissions in fiscal year 2003. EO 13423 also mandates that federal agencies use sustainable practices when purchasing products and services. Implementing instructions issued by the Department of Energy require that agencies give preference in their procurement and acquisition programs to energy produced from renewable sources. At least half of the renewable energy consumed by an agency must come from renewable power sources placed into service after January 1, 1999.

Environmental, Health and Safety Regulations

We will use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our manufacturing activities. We are subject to a variety of federal, state and local governmental laws and regulations related to the purchase, storage, use and disposal of hazardous materials. We are also subject to occupational health and safety regulations designed to protect worker health and safety from injuries and adverse health effects from exposure to hazardous chemicals and working conditions. If we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

Solar Energy Industry

We believe that economic and national security issues, technological advances, environmental regulations seeking to limit emissions by fossil fuel, air pollution regulations restricting the release of greenhouse gasses, aging electricity transmission infrastructure and depletion and limited supply of fossil fuels, has made reliance on traditional sources of fuel for generating electricity less attractive. Government policies, in the form of both regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers. For example, in the U.S., EPACT enacted a 30% investment tax credit for solar, and in January 2006 California approved the largest solar program in the country's history that provides for long term subsidies in the form of rebates to encourage use of solar energy where possible.

Government Subsidies and Incentives

Various subsidies and tax incentive programs exist at the federal and state level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost of size of a customer's solar power system. Performance-based incentives provide funding to a customer based on the energy produced by their solar system. Under a feed-in tariff subsidy, the government sets prices that regulated utilities are required to pay for renewable electricity generated by end-users. The prices are set above market rates and may be differentiated based on system size or application. Feed-in tariffs pay customers for solar power system generation based on kilowatt-hours produced, at a rate generally guaranteed for a period of time. Tax credits reduce a customer's taxes at the time the taxes are due. Under net metering programs, a customer can generate more energy than used, during which periods the electricity meter will spin backwards. During these periods, the customer "lends" electricity to the grid, retrieving an equal amount of power at a later Net time metering programs enable end-users to sell excess solar electricity to their local utility in exchange for a credit against their utility bills. Net metering programs are usually combined with rebates, and do not provide cash payments if delivered solar electricity exceeds their utility bills. In addition, several states have adopted renewable portfolio standards, which mandate that a certain portion of electricity delivered to customers come from a set of eligible renewable energy resources. Under a renewable portfolio standard, the government requires regulated utilities to supply a portion of their total electricity in the form of renewable electricity. Some programs further specify that a portion of the renewable energy quota must be from solar electricity.

Despite the benefits of solar power, there are also certain risks and challenges faced by solar power. Solar power is heavily dependent on government subsidies to promote acceptance by mass markets. We believe that the near-term growth in the solar energy industry depends significantly on the availability and size of these government subsidies and on the ability of the industry to reduce the cost of generating solar electricity. The market for solar energy products is, and will continue to be, heavily dependent on public policies that support growth of solar energy. There can be no assurances that such policies will continue. Decrease in the level of rebates, incentives or other governmental support for solar energy would have an adverse affect on our ability to sell our products.

Employees

We currently have 3 employees. We consider our employees relations to be excellent.

Legal Proceedings

We are not a party to any legal proceedings

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

Magnolia Solar, Inc. is a development-stage company that was formed in Delaware in January 2008.  Since its inception, Magnolia Solar has focused on the development of thin film, high efficiency solar cells.  Magnolia Solar's technology is being developed to be utilized in power generation for electrical grids as well as local applications including lighting, heating, traffic control, irrigation, water distillation, and other residential, agricultural and commercial applications. Magnolia Solar intends to become a highly competitive, low cost provider of terrestrial photovoltaic cells for both civilian and military applications.  These cells will be based on low cost substrates such as glass and polymers. Magnolia Solar's primary goal is to introduce a product which offers significant cost savings per watt over traditional silicon based solar cells.   To date, Magnolis Solar has not generated material revenues or earnings as a result of its activities.  As a result of the Merger, Magnolia Solar became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Magnolia Solar as its sole line of business.

Results of Operations

Nine Months Ended September 30, 2009 as Compared to Period January 8, 2008 (Inception) Through September 30, 2008

Revenues

Currently the Company is in its development stage and has no revenues for the nine months ended September 30, 2009 or the period January 8, 2008 (Inception) through September 30, 2008.

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2009 were $3,360 as compared to $0 for the period January 8, 2009 (inception) through September 30, 2008.  Cost of revenues for the nine months ended September 30, 2009 were comprised of direct labor.

Operating Expenses

Indirect Labor and Benefits

Indirect labor and benefits expenses for the nine months ended September 30, 2009 were $6,248 as compared to $0 for the period January 8, 2009 (inception) through September 30, 2008.  Indirect labor and benefits for the nine months ended September 30, 2009 were comprised of wages for the administrative staff, payroll taxes, and provision for vacation time.

Professional Fees

Professional fees for the nine months ended September 30, 2009 were $90,420 as compared to $5,000 for the period January 8, 2009 (inception) through September 30, 2008, an increase of $85,420.  Professional Fees for the nine months ended September 30, 2009 were comprised of accounting and legal fees associated with the reverse merger.

Amortization Expense

Amortization expense for the nine months ended September 30, 2009 were $26,737 as compared to $14,854 for the period January 8, 2009 (inception) through September 30, 2008, an increase of $11,883.  Amortization expense for the nine months ended September 30, 2009 were comprised of amortization of the license fee paid for the technology license.

Net Loss

Our net loss increased by $(108,702) to $128,558 for the nine months ended September 30, 2009, compared to January 8, 2008 (Inception) through September 30, 2008. This is due to costs associated with acquiring technology license and the accounting and legal fees associated with the reverse merger.

Liquidity and Capital Resources

As of September 30, 2009, we had $0 of working capital as compared to $(111,958) from January 8, 2008 (Inception) through September 30, 2008. This decrease of $111,958 in working capital was due primarily to accounts payable for professional services and promissory note related to the reverse merger.

Net cash used in operating activities was $17,245 for the nine months ended September 30, 2009, as compared to $5,000 from January 8, 2008 (Inception) through September 30, 2008. The Company is in the development stage and has generated no revenues.

Net cash used in investing activities was $20,000 for the nine months ended September 30, 2009, as compared to $0 from January 8, 2008 (Inception) through September 30, 2008. The increase of cash used by investing activities was due primarily to a deposit made in connection with the proposed reverse merger.

Net cash flows provided from financing activities was $75,000 for the nine months ended September 30, 2009, as compared to $10,000 from January 8, 2008 (Inception) through September 30, 2008. There was an increase in cash provided from financing activities due to a loan received from a related party and due to a promissory note.

We require substantial working capital to fund our business. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future.

On December 31, 2009, we accepted subscriptions for a total of 26.6 units in the Private Placement, consisting of an aggregate of $2,660,000 of original issue discount senior secured convertible notes and warrants to purchase an aggregate of 2,021,600 shares of common stock at an exercise price of $1.65 per share, for a per unit purchase price of $50,000.  We received gross proceeds from such closing of the Private Placement of $990,000, which includes the $340,000 of bridge notes that were converted in the Private Placement.  The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Critical Accounting Policies and Estimates

Those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed below. Four of these policies, discussed immediately below, are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to generate customers for the sales of the Company’s products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Although the Company does not have any fixed assets at this point.  Any fixed assets acquired in the future will be stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenue from sales as follows:

1) Persuasive evidence of an arrangement exists;
2) Delivery has occurred or services have been rendered;
3) The seller’s price to the buyer is fixed or determinable, and
4) Collectable is reasonably assured.

Recently Issued Accounting Pronouncements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to our Business

We have a limited operating history upon which an evaluation of our prospects can be made. We may never achieve profitability.

We were organized on January 8, 2008, and have had only limited operations since our inception upon which to evaluate our business prospects. As a result, investors do not have access to the same type of information in assessing their proposed investment as would be available to purchasers in a company with a history of prior operations. Although the technology for solar cells we are commercializing has been developed by the licensing company under federal funding over the last nine years, we face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We will need significant additional capital, which we may be unable to obtain.

We have very limited funds. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the possibility that we may not be profitable during the early years due to spending on the process development for our technology, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue, which may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expansion of manufacturing operations to meet projected demand. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our senior management, especially Dr. Ashok K. Sood, our President and Chief Executive Officer and Dr. Yash R. Puri, our Executive Vice President and Chief Financial Officer. The loss of either Dr. Sood or Dr. Puri, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. Although we have employment contracts with Dr. Sood and Dr. Puri, if either left us, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience.

We may be unable to complete our development, manufacturing and commercialization plans, and the failure to do so will significantly harm our business plans, prospects, results of operations and financial condition.

Commercializing our planned solar modules and processes depends on a number of factors, including but not limited to:

•	further product and manufacturing process development;
•	development of certain critical tools and large scale production capabilities;
•	completion, refinement and management of our supply chain;
•	completion, refinement, and management of our distribution channels;
•	demonstration of efficiencies that will make our products attractively priced; and
developing an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We do not have any history in carrying out any of the foregoing tasks although the management team has experience in managing these factors in other companies., and, as such, we cannot assure investors that the strategies we intend to employ will enable us to support the large-scale manufacturing of commercially desirable solar modules.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth. We currently maintain nominal administrative and personnel capacity due to the startup nature of our business, and our expected growth may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified management and other personnel. Failure to do so or satisfy such increased demands would interrupt or would have a material adverse effect on our business and results of operations.

Our products have never been sold on a mass market commercial basis, and we do not know whether they will be accepted by the market.

According to the International Energy Agency, global production of electricity was about 19,000 terawatt hours in 2006 of which less than 1 percent came from solar photovoltaic sources. Solarbuzz reports in the MarketbuzzTM 2008 and 2009 reports that new installations to produce electricity from solar photovoltaics grew at 62% in 2007 to 2,826 MW and at 110% in 2008 to 5.95 GW. Even with this high growth rates of new installations, the total solar electricity production capacity remains well below one percent of the world consumption of electricity. Thus, the solar energy market is at a relatively early stage of development and the extent to which solar modules will be widely adopted is uncertain. If our products are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. Moreover, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. The development of a successful market for our proposed products and our ability to sell our products at a lower price per watt may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

•	failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;
•	competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;
•	failure to develop and maintain successful relationships with suppliers, distributors and strategic partners; and
•	customer acceptance of our products.

If our proposed products fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition will suffer.

We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.

We rely on our own proprietary technology for solar celss, trade secrets, and our industry expertise and knowhow for our product. We do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

We are exposed to risks associated with product liability claims in the event that the use or installation of our products results in injury or damage, and we have limited insurance coverage to protect against such claims.

Since our products are electricity-producing devices, it is possible that users could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. As a planned manufacturer of products that will be used by consumers, we will face an inherent risk of exposure to product liability claims or class action suits in the event that the use of the solar power products we sell or install results in injury or damage. We are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, to the extent that a claim is brought against us we may not have adequate resources in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages which could have a materially adverse effect on our financial results.

Environmental obligations and liabilities could have a substantial negative impact on our financial condition, cash flows and profitability.

Our end products have no toxic materials. However, we use chemicals in the manufacturing process that are widely used by the semiconductor and other industries in producing our finished product. Therefore, we are subject to a variety of federal, state, local and foreign laws and regulations relating to the protection of the environment, including those governing the use, handling, generation, processing, storage, transportation and disposal of, or human exposure to, hazardous and toxic materials, the discharge of pollutants into the air and water, and occupational health and safety. We are also subject to environmental laws that allow regulatory authorities to compel, or seek reimbursement for, cleanup of environmental contamination at sites now or formerly owned or operated by us and at facilities where our waste is or has been disposed. We may incur significant costs and capital expenditures in complying with these laws and regulations. In addition, violations of, or liabilities under, environmental laws or permits may result in restrictions being imposed on our operating activities or in our being subjected to substantial fines, penalties, criminal proceedings, third party property damage or personal injury claims, cleanup costs or other costs. Also, future developments such as more aggressive enforcement policies, the implementation of new, more stringent laws and regulations, or the discovery of presently unknown environmental conditions or non-compliance may require expenditures that could have a material adverse effect on our business, results of operations and financial condition. Further, greenhouse gas emissions have increasingly become the subject of international, national, state and local attention. Although fixture regulations could potentially lead to an increased use of alternative energy, there can be no guarantee that such future regulations will encourage solar technology. Given our limited history of operations, it is difficult to predict future environmental expenses.

Risks Relating to Our Industry

The reduction or elimination of government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for our solar modules, lead to a reduction in our net sales and harm our operating results.

The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall and our net sales specifically. We believe that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government and economic incentives. Currently the cost of solar electricity substantially exceeds the retail price of electricity in every significant market in the world. As a result, federal, state and local governmental bodies in many countries have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of photovoltaic products. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. Even though the price of electricity from conventional sources continues to rise, a reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt our sales and financial condition.

Technological changes in the solar power industry could render our solar power products uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline.

The solar power market is characterized by continually changing technology requiring improved features, such as increased efficiency, higher power output and lower price. Our failure to further refine our technology and develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. A variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our solar power products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our revenues would not significantly increase and we would be unable to achieve or sustain profitability.

Solarbuzz reports in the MarketbuzzTM 2008 and 2009 reports that new installations to produce electricity from solar photovoltaics grew at 62% in 2007 to 2,826 MW and at 110% in 2008 to 5.95 GW. However, the global solar electricity production capacity remains well below one percent of the world consumption of electricity. Thus, the market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
•	success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;
•
fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by customers that tend to decrease when the United States or global economy slows;
•	continued deregulation of the electric power industry and broader energy industry; and
•	availability of government subsidies and incentives.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a competitive environment that is characterized by price fluctuation and technological change. We compete with major international and domestic companies. Some of our current and potential competitors have greater market recognition and customer bases, longer operating histories and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. In addition, many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of solar and solar-related products than we can.

Our business plan relies on sales of our solar power products and our competitors with more diversified product offerings may be better positioned to withstand a decline in the demand for solar power products. Some of our competitors own, partner with, have longer term or stronger relationships with solar cell providers that could result in them being able to obtain solar cells on a more favorable basis than us. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

We may be vulnerable to the efforts of electric utility companies lobbying to protect their revenue streams and from competition from solar power systems.

Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter end-user purchases of solar power products and investment in the research and development of solar power technology. In addition, electricity generated by solar power systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Even though new conventional power plants to meet peak hour electricity demand may require lengthy permitting and construction process, utilities could modify their peak hour pricing policies to such as flat rate pricing.  This would require solar power systems to achieve lower prices in order to compete with the price of electricity. Any changes to government regulations or utility policies that favor electric utility companies could reduce our competitiveness and cause a significant reduction in demand for our products.

A drop in the retail price of conventional energy or non-solar alternative energy sources may negatively impact our profitability.

There is a general global awareness to reduce emission of carbon dioxide and other greenhouse gases that harm the environment which is driving the demand for renewable sources of energy. In spite of that, we believe that a customer’s decision to purchase or install solar power capabilities is primarily driven by the cost of electricity from other sources and their anticipated return on investment resulting from solar power systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for solar power systems to decline, which would have a negative impact on our profitability. Changes in utility electric rates or net metering policies could also have a negative effect on our business.

Existing regulations and changes to such regulations concerning the electrical utility industry may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of; or further investment in the research and development of; alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric gild or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national, state and local laws and ordinances relating to building codes, safely, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Risks Relating to our Organization and our Common Stock

As a result of the Merger, Magnolia Solar became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, Magnolia Solar became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Magnolia Solar had remained privately held and did not consummate the Merger.  In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement that require us to register the shares of common stock included in the units and the Warrant Shares.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases,  road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

A significant number of shares have been issued to our counsel and others as payment for services.  In the aggregate, approximately 1.5 million shares of freely trading stock will be available for trading immediately following closing of the Merger.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board, however, we cannot be sure that such quotations will continue.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

We are not required to register for sale the warrants, and do not intend to register the warrants for resale by the holders.  As a result, the only value in the warrants will be in the “spread” between the trading price of our common stock and the exercise price of the warrants.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  In addition, the shares of common stock underlying the notes and warrants sold in the private placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of your investment.

We intend to use a portion of the net proceeds from the Private Placement, including proceeds received upon the exercise of the warrants, for general working capital purposes.  Therefore, our management will have broad discretion in how we use these proceeds.  These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of the investment in units sold in the Private Placement.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers will own or control a significant percentage of the common stock following the Merger and completion of the Private Placement.  Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock.  Following the Merger, our current officers and directors own an aggregate of 12,312,000 shares of our common stock  or a total of approximately 67.98% of the voting power of all our outstanding shares of stock.  The interests of such persons may differ from the interests of our other stockholders, including purchasers of units in the Private Placement.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the Private Placement, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Exercise of options and warrants may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any warrants, options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of December31, 2009, we had (i) outstanding warrants to purchase 2,021,600 shares of our common stock at an exercise price of $1.65 per share, (ii) outstanding placement agent warrants to purchase 566,428 shares of our common stock (404,320 of which were issued in connection with the Private Placement and 162,108 of which were issued in connection with the engagement of the placement gent) at an exercise price of $1.05 per share, and (iii) outstanding notes which are convertible into an aggregate of 2,021,600 shares of our common stock at a conversion price of $1.3157895 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of December 31, 2009 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, the Private Placement and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Magnolia Solar Corporation, 54 Cummings Park, Suite 316, Woburn, MA 01801.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of December 31, 2009, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5% Owners:
East Inlet Partners 113 East Inlet Drive Palm Beach, FL 33480 Mill Valley, CA 94941	1,232,000	6.80%
Executive Officers and Directors:
Ashok Sood	6,156,000	33.99%
Yash Puri	6,156,000	33.99%
All executive officers and directors as a group (two persons)	12,312,000	67.98%
____________________

(1)	Based on 18,110,800 shares of our common stock issued and outstanding prior to the effectuation of the forward split.

Executive Officers and Directors

The following persons became our executive officers and directors on December 31, 2009, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position with the Company
Dr. Ashok Sood	62	President, Chief Executive Officer and Director
Dr. Yash Puri	62	Executive Vice President and Chief Financial Officer

Biographies

Dr. Ashok K. Sood, President and CEO, Magnolia Solar Inc

Dr. Ashok Sood was appointed as President, Chief Executive Officer and as a Director of the Company upon closing of the Merger. He is a 30-year industry veteran with experience that includes developing and managing solar cells, optical, and optoelectronics technology products for several major corporations, including Lockheed-Martin, BAE Systems, Loral, Honeywell, and Tyco International. Dr. Sood was instrumental in development and managed optical and optoelectronics technology for these companies as a manager in the optoelectronics group and worked to develop ribbon silicon solar cells, CdTe, CdS and HgCdTe, GaN/AlGaN, ZnO semiconductor devices. Many of the technologies and products developed have become large product lines at these companies.

Dr Sood was involved in design and development of solar cells at Mobil-Tyco Solar Energy Corporation now under the management of RWE-Schott Solar. He contributed to design and development of Silicon Ribbon solar cells and was instrumental in design improvements to enhance the solar cell efficiency of EFG ribbon solar cells. Dr Sood was also Senior Engineer at Tyco Laboratories, Inc., (Now Tyco International) where he built and set up optical and electronic measurement facilities for silicon p-n junction solar cells and developed processes for building high efficiency solar cells for space applications.  This work led to a joint venture with Kyoto Ceramics in Japan.

Dr. Sood has also led the development of optoelectronics and imaging devices using CdTe, HgCdTe, GaN and ZnO for various defense applications, including EO, IR and UV imaging, secure communications, and self-protection applications. Dr. Sood has led the efforts resulting in DARPA sponsorship of several Magnolia projects.  He has also led various industry and University teams bridging centers of excellence for material sciences across the United States.

Dr. Sood received his Ph.D. and M.S. in Engineering from the University of Pennsylvania and has an M.S. and a B.S. in Physics (Honors) from Delhi University in India.  At the University of Pennsylvania, he was part of the Optical/Semiconductor Materials technology group, where he attended Physics courses given by two Nobel Laureates.  His Ph.D. dissertation was on the study of optoelectronic properties of PbS/CdS for detector and laser applications in the visible to near infrared spectral bands.  Dr. Sood has also taken several management courses and also attended professional development programs organized by the Wharton School at the University of Pennsylvania.  Dr. Sood is a member of IEEE and the SPIE. He has chaired sessions on optical and nanotechnology at conferences of those organizations. He has also been on several expert panels for future direction of Thin Film Solar Cells.

Dr. Yash R. Puri, Executive Vice President and CFO

Dr. Yash R. Puri was appointed Executive Vice President and Chief Financial Officer of the Company upon closing of the Merger He brings many years of photovoltaic technology and applications experience both in the private sector and in the academia. Dr. Puri brings experience in startup environment and growth management to the Magnolia team.

Previously Dr. Puri was VP of Finance for GT Equipment Technologies, Inc., (presently known as GT Solar, Inc., NASDAQ: SOLR), a privately held equipment manufacturer serving the semiconductor and the photovoltaic industries. He helped this high technology startup, formed in 1994, to grow to revenue of about $20 million. The company won many rewards and much recognition; it was a New England finalist in the Ernst & Young Entrepreneur of the Year award. In this position, he was actively involved in running a high-technology business, and he successfully negotiated a $3.5 million line of credit with a major bank, established an audit relationship with one of the big-five accounting firms, established a foreign sales corporation, implemented a R&D credit program to reduce tax liabilities, and established company-wide management software to integrate manufacturing and financial operations. Near the end of his term there, he also successfully negotiated the company’s first subordinated debt issue.

Dr. Puri is also a Professor of Finance at the University of Massachusetts. Dr. Puri was Principal Investigator of a photovoltaic commercialization project as well as several other grants, and has been a director of a technology commercialization program for engineering students, Chairman of the Management and Finance Department, and acting Associate Dean. In these positions, he successfully managed several externally funded projects and developed many years of experience in technology and growth management.

Dr. Puri holds a B.S. in Physics, a M.S. in Solid State Physics, and a M.B.A. from the University of Delhi.  He also holds a M.B.A. in Finance and a D.B.A. in International Business from Indiana University, Bloomington. He has published many papers and has made numerous conference presentations.

Executive Compensation

We have not had compensation arrangements in place for our executive officers and have not finalized any plan to compensate our executive officers in the future for their services. We intend to enter into employment agreements with our executive officers in the near future We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our chief executive officer as of December 31, 2008.

Director Compensation

We have not had compensation arrangements in place for members of our Board of Directors and have not finalized any plan to compensate directors in the future for their services as directors. We may develop a compensation plan for our independent directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.

Directors’ and Officers’ Liability Insurance

We are in the process of obtaining directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Board Independence

We do not believe that any of our directors is an “independent director,” as that term is defined by listing standards of the national exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Certain Relationships and Related Transactions

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Loan Payable to Magnolia Optical Technologies, Inc.

Magnolia Solar has an unsecured, loan payable outstanding with Magnolia Optical Technologies, Inc., (“Optical”) a related party through common ownership. Optical provided necessary working capital for the Company in their initial period to assist them in the payment of certain consulting expenses. Optical advanced $20,000 to the Company from September 2008 through December 2008 and an additional $50,000 in September 2009. The $70,000 remains outstanding as of September 30, 2009.

These amounts accrue interest at three and one-half percent (3.50%) per annum. Interest for the nine months ended September 30, 2009 amounted to $552 and is reflected in the financial statements. Accrued interest as of September 30, 2009 on these loans is $659. There was $2 interest for the period January 8, 2008 (inception) through September 30, 2008 as there was $5,000 outstanding for an advancement made September 26, 2008.

License Agreement with Magnolia Optical Technologies, Inc.

Magnolia Solar entered into a 10-year, renewable, exclusive license with Optical on April 30, 2008 for the exclusive rights of the patented technology related to the application of Optical’s solar cell technology. Magnolia Solar in return for this license issued to the shareholders 7,130,000 shares of its common stock.

Magnolia Solar is amortizing the license fee over the 120 month term of the Agreement. Amortization expense through September 30, 2009 amounted to $50,504. The Company anticipates amortizing $35,650 per year. Magnolia Solar’s management has determined that the fair value of the license exceeds the book value and thus no further impairment or amortization is necessary as of September 30, 2009. Amortization expense for the nine months ended September 30, 2009 and period January 8, 2008 (inception) through September 30, 2008 was $26,737 and $14,854, respectively.

Item 3.02Unregistered Sales of Equity Securities

Sales by Magnolia Solar

During 2008, Mannolia Solar issued an aggregate of 14,200,000 to its founders for proceeds of $5,000.  On April 30, 2008, Magnolia Solar entered into a 10-year renewable, exclusive  license agreement with Optical, pursuant to which it issued an aggregate of 7,130,000 shares of common stock to the shareholders, optionholders and warrant holders of Optical in exchange for the grant of the license.  Thelicense was valued at $356,500. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

From June 2009 through December 2009, Magnolia Solar sold an aggregate of $340,000 principal amount of 8% secured promissory notes (“Bridge Notes”) in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $340,000 for such Bridge Notes.  The Bridge Notes are due and payable upon the earlier of (i) crtain dates in 2010 or (ii) the date that Magnolia Solar, or an affiliate such as the Company, consummates an offering or offerings raising gross proceeds of at least ceratin amounts ranging from $750,000 tp $1,500,000 (a “Subsequent Financing”).  The Private Placement will result in the Bridge Notes becoming due. The Bridge Notes also provide that, upon the consummation of a Subsequent Financing, the holders shall have the right to exchange such Bridge Notes for an amount of securities that could be purchased in such Subsequent Financing for a purchase price equal to 50% of the Subsequent Financing offering price.  The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In addition, according to the terms of the Bridge Notes, in the event Magnolia Solar enters into a reverse merger transaction that has a capital raising transaction in connection therewith (the “Reverse Merger Financing”), (i) the holders of $340,000 of Bridge Notes will have the option to exchange such Bridge Notes for an amount of securities that could be purchased in such Reverse Merger Financing for a purchase price equal to 50% of the Reverse Merger Financing offering price. The Private Placement will constitute a Reverse Merger Financing and, therefore, each holder of Bridge Notes will either be entitled to exchange the outstanding principal and interest amount of its Bridge Notes for units sold in the Private Placement. If the holders of all of the Bridge Notes elect to exchange such Bridge Notes for units in the Private Placement, then the Company will be required to issue an aggregate of $1,360,000 in Notes and warrants to purchase an aggregate of 1,033,600 shares of common stock.

Upon the closing of the Merger, Bridge Notes in the principal amount of $340,000 converted in the Private Placement.

Sales by the Company

On January 10, 2008, we issued 1,500,000 shares of our common stock to Zacharey Zenith, our sole officer and director at that time, at a price of $0.001 per share.

On March 31, 2008, we issued 1,900,000 shares of common stock to 29 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S, (the “2008 Private Placement”). The aggregate consideration paid for such shares was $38,000. All investors in such private placement were non-US persons (as defined under SEC Regulations).

On December 31, 2009, we accepted subscriptions for a total of 26.6 units in the Private Placement, consisting of an aggregate of $2,660,000 of original issue discount senior secured convertible notes and warrants to purchase an aggregate of 2,021,600 shares of common stock at an exercise price of $1.65 per share, for a per unit purchase price of $50,000.  We received gross proceeds from such closing of the Private Placement of $990,000, which includes the $340,000 of bridge notes that were converted in the Private Placement.  The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Midtown Partners & Co., LLC acted as our Placement Agent and received (i) a cash fee of $154,000, and (ii) seven-year warrants to purchase an aggregate of 404,320 shares of common stock, equal to 10% of the number of shares issuable upon conversion of the notes and 10% of the shares issuable upon conversion of the warrants, for an exercise price of $1.05 per share.  In addition, Midtown received seven-year warrants to purchase an additional 152,108 shares of common stock at an exercise price of $1.05 per share pursuant to their retainer agreement.

Description of Capital Stock

Authorized Capital Stock

We have authorized 75,000,000 shares of common stock, par value $0.001per share.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the issuance of 26.6 units in connection with the Private Placement and the Split-Off, we have issued and outstanding securities on a fully diluted basis:

•	18,110,800 shares of common stock; and

•
Outstanding warrants to purchase 2,588,028 shares of common stock, of which (i) five-year callable warrants to purchase 2,021,600 shares of common stock at an exercise price of $1.65 per share were issued to investors in the Private Placement and (ii) seven -year warrants to purchase 566,428 shares of common stock at an exercise price of $1.05 per share were issued to the Placement Agents in connection with the Private Placement; and

•	Outstanding notes which are convertible into 2,021,600 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Warrants

We issued five-year warrants to purchase 2,021,600 shares of our common stock, at an initial exercise price of $1.65 per share to investors in the Private Placement.  We also issued seven-year warrants to the Placement Agents to purchase an aggregate of 566,428 shares of our common stock, at an initial cash exercise price of $1.05 per share, in connection with their efforts as placement agents in connection with the Private Placement.  We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99%  in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrants. If at any time after the 12 month anniversary date of the issuance of the warrants there is no effective registration statement registering ths shares underlying the warrants, then the investors have a cashless exercise option upon exercising their warrants.   In addition, so long as the underlying shares of common stock are registered in an effective registration statement, if and when shares of the common stock are trading at or above 200% of the exercise price of the warrants for each of the 60 consecutive trading days and in excess of 200,000 shares of the Company’s common stock has traded for 60 consecutive trading days, we will have the option to redeem the three-year warrants from the investors for a purchase price of $0.001 per share. A holder of five-year warrants will have 10 days following notice to convert their warrants or we may retire such warrants upon the payment of $0.001 per share underlying each warrant.

The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, the warrants have anti-dilution protection in the event we issue securities at a value less than the exercise price of the warrants.  No fractional shares will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise amount and exercise price per share.

Original Issue Discount Senior Secured Convertible Promissory Notes

The Company has authorized the issuance of up to $6,000,000 of Notes, which shall be issued at an original issue discount of 50%.  The principal amount of the Notes shall be due within 24 months from the date of issuance of the Notes (the “Maturity Date”), unless the Notes are converted to shares of the Company’s common stock prior to the maturity date.  The Notes are convertible, at the option of the Holder, into shares of the Company’s common stock at the initial conversion rate of $1.3157895 ($1.00 on a post-Forward Split basis) for every $1.00 in principal amount of the Notes.  The Notes are secured by a first priority security interest in the assets of the Company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

In connection with the Private Placement, we granted the investors piggy-back registration rights which permit the investors to “piggy-back” onto other registration statements that are filed by the Company, with certain exceptions.

Indemnification of Directors and Officers

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol MBSV.OB. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol upon approval of the Merger and our name change.

The transfer agent for our common stock is Island Stock Transfer. We will serve as warrant agent for the outstanding warrants.

Item 4.01    Change in Registrant’s Certifying Accountant.

On December 31, 2009, the board of directors of the Company approved the dismissal of John Kinross-Kennedy, Certified Public Accountant (“Kinross Kennedy”) as the Company’s independent registered public accounting firm.  Kinross-Kennedy’s dismissal was effective immediately.  In addition, the board of directors of the Company approved a change in fiscal year of the Company from March 31 to December 31.

During the fiscal years ended March 31, 2009 and 2008, Kinross-Kennedy’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, Kinross-Kennedy’s audit reports for the years ended March 31, 2009 and 2008 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended March 31, 2009 and 2008 and the subsequent period through December 31, 2009, (i) there were no disagreements between the Company and Kinross-Kennedy on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Kinross-Kennedy would have caused Kinross-Kennedy to make reference to the matter in its reports on the Company's financial statements; and  (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On January 5, 2010, the Company provided Kinross-Kennedy with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Kinross-Kennedy furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated January 6, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On December 31, 2009, the Company engaged KBL LLP (“KBL”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2009. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on December 31, 2009.

During the years ended March 31, 2009 and 2008 and the subsequent interim period through December 31, 2009, the Company did not consult with KBL regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.01    Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers resigned as of December 31, 2009, effective upon the closing of the Merger.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 31, 2009, our board of directors approved the filing of a Certificate of Change to our Articles of Incorporation in order to affect a 1.3157895:1 forward split of our authorized and issued and outstanding shares of common stock. In addition, our board of directors approved a change in the fiscal year of the Company from March 31 to December 31 and the adoption of amended and restated bylaws.  On December 31, 2009, the Company’s wholly-owned subsidiary, Magnolia Solar Corporation, a Nevada corporation, was merged into and with the Company.  In connection with the merger, the Company’s name was changed from “Mobilis Relocation Services Inc.” to “Magnolia Solar Corporation.”

Item 5.06    Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Magnolia Solar’s audited financial statements for the fiscal years ended December 31, 2008 and 2007, and (ii) Magnolia Solar’s unaudited financial statements for the nine-month interim period ended September 30, 2009, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 31, 2009, by and among Mobilis Relocation Services, Inc., Magnolia Solar, Inc.. and Magnolia Solar Acquisition Corp.
2.2	Certificate of Merger, dated December 31, 2009 merging Magnolia Solar Acquisition Corp. with and into Magnolia Solar, Inc.
2.3	Articles of Merger, dated December 31, 2009 merging Magnolia Solar Corporation into and with Mobilis Relocation Services Inc.
3.1	Certificate of Change
3.2	Amended and Restated Bylaws
10.1	Form of Subscription Agreement
10.2	Form of Investor Warrant
10.3	Form of Original Issue Discount Senior Secured Convertible Note
10.4	Placement Agent Agreement, dated September 5, 2009, between Magnolia Solar, Inc. and Midtown Partners & Co., LLC
10.5	Form of Placement Agent Warrant
10.6	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 31, 2009, by and between Magnolia Solar Corporation. and Magnolia Solar, Inc.
10.7	Stock Purchase Agreement, dated as of December 31, 2009, by and between Magnolia Solar Corporation. and the shareholders listed therein
10.8	Master License Agreement by and between Magnolia Solar, Inc. and Magnolia Optical Technologies, Inc. dated April 30, 2008
10.9	Form of Security Agreement
10.10	Form of Subsidiary Guarantee
10.11	Placement Agent Agreement Extension Letter
16.1	Letter from John Kinross-Kennedy, Certified Public Accountant dated January 6, 2010.
21	List of Subsidiaries
99.1	Magnolia Solar, Inc. audited financial statements for the years ended December 31, 2008 and for the period January 8, 2008 through December 31, 2008
99.2	Magnolia Solar, Inc. unaudited financial statements for the nine months ended September 30, 2009 and the period January 8, 2008 through September 30, 2008
99.3	Pro forma unaudited consolidated financial statements for the nine months ended September 30, 2009 and for the year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 6, 2010
MAGNOLIA SOLAR CORPORATION

By:	/s/ Yash Puri
Name: Yash Puri
Title: Executive Vice-President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 31, 2009, by and among Mobilis Relocation Services, Inc., Magnolia Solar, Inc.. and Magnolia Solar Acquisition Corp.
2.2	Certificate of Merger, dated December 31, 2009 merging Magnolia Solar Acquisition Corp. with and into Magnolia Solar, Inc.
2.3	Articles of Merger, dated December 31, 2009 merging Magnolia Solar Corporation into and with Mobilis Relocation Services Inc.
3.1	Certificate of Change
3.2	Amended and Restated Bylaws
10.1	Form of Subscription Agreement
10.2	Form of Investor Warrant
10.3	Form of Original Issue Discount Senior Secured Convertible Note
10.4	Placement Agent Agreement, dated September 5, 2009, between Magnolia Solar, Inc. and Midtown Partners & Co., LLC
10.5	Form of Placement Agent Warrant
10.6	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of December 31, 2009, by and between Magnolia Solar Corporation. and Magnolia Solar, Inc.
10.7	Stock Purchase Agreement, dated as of December 31, 2009, by and between Magnolia Solar Corporation. and the shareholders listed therein
10.8	Master License Agreement by and between Magnolia Solar, Inc. and Magnolia Optical Technologies, Inc. dated April 30, 2008
10.9	Form of Security Agreement
10.10	Form of Subsidiary Guarantee
10.11	Placement Agent Agreement Extension Letter
16.1	Letter from John Kinross-Kennedy, Certified Public Accountant dated January 6, 2010.
21	List of Subsidiaries
99.1	Magnolia Solar, Inc. audited financial statements for the years ended December 31, 2008 and for the period January 8, 2008 through December 31, 2008
99.2	Magnolia Solar, Inc. unaudited financial statements for the nine months ended September 30, 2009 and the period January 8, 2008 through September 30, 2008
99.3	Pro forma unaudited consolidated financial statements for the nine months ended September 30, 2009 and for the year ended December 31, 2008